UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2009

ARTHROCARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-027422	94-3180312
(State or other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

7500 Rialto Blvd., Building Two, Suite 100
Austin, TX 78735
(512) 391-3900

(Address and Telephone Number of Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Appointment of Certain Officers.

On October 21, 2009, the Board of Directors of ArthroCare Corporation (the “Company”) appointed David Fitzgerald as President and Chief Executive Officer.  Mr. Fitzgerald, age 75, served as the Company’s Acting President and Chief Executive Officer since February 19, 2009, and has been a member of the Company’s Board of Directors since 2003.  Prior to becoming a member of the Company's Board of Directors, he spent twenty-five years in executive management positions at Pfizer, Inc., serving as President and Chief Executive Officer of its Howmedica Orthopedics division during his last fifteen years with the company, as well as serving as Senior Vice President of Pfizer’s medical device group.  He was also a Vice President of Pfizer Corporation prior to retiring in 1996. He currently serves on the Board of Advisors of Sandvik MedTech. He served as Director and Chairman of the Board of Orthovita from 2001 to 2009 and he served on the Board of Directors of LifeCell Corporation from 2001 until the company was acquired by Kinetic Concepts, Inc. in 2008. He holds a B.S. from American International College and a M.B.A. from New York University.  Compensation arrangements with Mr. Fitzgerald are described in Item 5.02 of the Company’s Current Report on Form 8-K filed April 3, 2009, which is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

The Company’s press release announcing the appointment of David Fitzgerald as President and Chief Executive Officer is furnished as Exhibit 99.1 hereto.

In accordance with general instruction B.2 of Form 8-K, the information in this report (including exhibits) that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act, as amended, or otherwise subject to liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing.  This report will not be deemed an admission as to the materiality of any information in the report that is provided in connection with Regulation FD.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information provided herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Statements that are not historical facts are forward-looking statements.  Forward-looking statements are based on beliefs and assumptions by management and on information currently available to management.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events.  Additional factors that could cause actual results to differ materially from those contained in any forward-looking statement include, without limitation: the ability of the Company to fulfill its obligations with respect to the rights of the holders of the Series A Preferred Stock, including but not limited to the redemption rights and registration rights of the holders of the Series A Preferred Stock; the outcome of litigation and arbitration proceedings involving the Company, including the final resolution of the Company’s arbitration with Gyrus Group, PLC and Ethicon, Inc.; unanticipated accounting issues or audit issues regarding the financial data for the periods being restated in the Company’s previously announced restatement; the ability of the Company and its independent registered public accounting firm to confirm information or data identified in the review of the Company’s internal controls and the review of insurance billing and healthcare fraud-and-abuse compliance practices conducted under the supervision of the Audit Committee of the Board of Directors (the reviews of internal controls and insurance reimbursement practices are collectively referred to herein as the “Reviews”); the likelihood that deficiencies in the Company’s internal controls constitute material weaknesses in the Company’s internal control over financial reporting; unanticipated issues regarding the Reviews that prevent or delay the Company’s independent registered public accounting firm from relying upon the Reviews or that require additional efforts, documentation, procedures, review or investigation; the Company’s ability to design or improve internal controls to address issues detected in the Reviews or by management in its reassessment of the Company’s internal controls; the impact upon the Company’s operations of the Reviews, legal compliance matters or internal controls, improvement and remediation; difficulties in controlling expenses, including costs of the Reviews, legal compliance matters or internal controls review, improvement and remediation; the Company’s ability to become current in its periodic reporting under the Exchange Act; the results of the investigations being conducted by the Staff of the Division of Enforcement of the Commission and the United States Attorneys’ offices in Florida and North Carolina; the impact on the Company of additional civil and criminal investigations by state and federal agencies and civil suits by private third parties involving the Company’s financial reporting and its previously announced restatement and its insurance billing and healthcare fraud-and-abuse compliance practices; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its financial and strategic alternatives, as well as business strategies, and manage the risks in its business; and the reactions of the marketplace to the foregoing.

Item 9.01    Financial Statements and Exhibits.

Exhibits

Exhibit Number	Title

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2009	ARTHROCARE CORPORATION

	By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer

ARTHROCARE CORPORATION

INDEX TO EXHIBITS

Exhibit Number	Title

99.1	Press Release